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Exhibit 99.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 2-65156, 2-65157, 2-68408, 33-168, 33-24212, 33-36552, 33-37529, 33-44230, 33-55329, 33-63805, 33-64585, 333-04099, 333-07385, 333-44766, 333-52840, 333-65227, 333-66978, 333-68594, 333-71259, 333-71355, 333-74229, 333-75819, and 333-90381 of Medtronic Inc. on Form S-8 of our report dated February 7, 2001, appearing in the Annual Report on Form 10-K of MiniMed Inc. for the year ended December 29, 2000.

Los Angeles, California
September 5, 2001

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  Exhibit 99.2